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                                     CONSENT



In our capacity as special Brazilian counsel to The Latin America Equity Fund, Inc. and The Latin America Investment Fund, Inc., we hereby consent to being named in the Statement of Additional Information included in the Registration Statement on Form N-14 under the caption "Brazilian Taxes" and to the filing of this consent with the United States Securities and Exchange Commission as part of the Registration Statement in connection with the merger of The Latin America Equity Fund, Inc. with and into The Latin America Investment Fund, Inc.

                                   Tozzini, Freire, Teixeira E Silva












Sao Paulo, Brazil

August 1, 2000